UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 1, 2015
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Delphi Automotive PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, the Board of Directors of Delphi Automotive PLC (the “Company”) elected Joseph S. Cantie to serve on the Board, effective June 1, 2015. Mr. Cantie will join the Company’s Audit Committee and Finance Committee.

Mr. Cantie, 51, is currently the executive vice president and chief financial officer of ZF TRW, a division of ZF Friedrichshafen AG, a global automobile supplier. He served in these roles for TRW Automotive Holdings Corp. since April 2004. From February 2003 to April 2004, Mr. Cantie was the Vice President and Chief Financial Officer of TRW Automotive Inc. Prior to that time he served as Vice President, Finance for TRW Inc.’s automotive business since November 2001. Mr. Cantie served as Vice President, Investor Relations for TRW Inc. from October 1999 to November 2001. From November 1996 to September 1999, Mr. Cantie served in several executive positions with LucasVarity plc, including serving as Vice President and Controller from July 1998 to September 1999. Prior to joining LucasVarity, Mr. Cantie, a certified public accountant, spent ten years with the international accounting firm of KPMG.

Mr. Cantie has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated June 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 2, 2015	DELPHI AUTOMOTIVE PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated June 2, 2015

4